Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Aegis Communications Group, Inc.

Irving, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-15827) and on Form S-8 (Nos. 333-01131, 333-26451, and 333-66339) of Aegis Communications Group, Inc. of our report dated April 14, 2005, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman LLP

Dallas, Texas

April 15, 2005